Exhibit 3.2
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF DESIGNATION
OF THE POWERS, PREFERENCES AND RELATIVE,
PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS
OF 18% CONVERTIBLE CUMULATIVE PREFERENCE STOCK DUE 2010
AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
OF
DAY INTERNATIONAL GROUP, INC.

Under Section 242 of the
Delaware General Corporation Law

     Day International Group, Inc., a Delaware corporation (hereinafter called the “Company”), hereby certifies to the Secretary of State of the State of Delaware that:
     FIRST: The Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 18% Convertible Cumulative Preference Stock Due 2010 and Qualifications, Limitations and Restrictions Thereof, filed with the Secretary of State of the State of Delaware on October 15, 1999 (the “18% Certificate of Designation”), is hereby amended as follows:
     1. In Section (c)(i)(B), delete the phrase “(in the same manner as adjustments are made under Section 6.1 of the Future Warrants)”.
     2. In Section (g)(i)(A), delete the phrase “(in the same manner as adjustments are made under Section 6.1 of the Future Warrants)”.
     3. In Section (e)(iii)(A), delete the phrase “At least 15 days” and replace it with “At least one day”.
     4. In the definition of “Base Redemption Amount” contained in section (m), delete the phrase “the Future Warrants, provided, however, that no warrants shall be issued during or in connection with any liquidation or dissolution of the Company or winding-up of the Company and/or its business and affairs” and replace it with “1,500 shares of Class C Non-Voting Common Stock of the Company, par value $0.01 per share”.
     5. In Section (b)(ii) in the definition of “Base Redemption Amount” contained in section (m), delete the phrase “(in the same manner as adjustments are made under Section 6.1 of the Future Warrants)”.
     6. In the definition of “Base Redemption Amount” contained in Section (m), delete the last sentence.

     7. In section (m), delete the definition of “Future Warrants” in its entirety.
     8. Delete Exhibit A to the 18% Certificate of Designation in its entirety.
     SECOND: The amendment of the 18% Certificate of Designation as herein set forth, has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Company has caused this Amendment to the 18% Certificate of Designation of the Company to be signed in its name and on its behalf by its President this 2nd day of December, 2005.

DAY INTERNATIONAL GROUP, INC.
By:	/s/ Dennis R. Wolters
	Name:	Dennis R. Wolters
	Title:	President

[Signature Page to Amendment to 18% Certificate of Designation]